CONSENT OF Ernst & Young LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 16 to File No. 33-53598; Amendment No. 15 to File No. 811-07292) of North American Government Bond Fund, Inc. of our report dated December 10, 2003, included in the October 31, 2003 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 23, 2004